EXHIBIT 99.22

AVAX Technologies, Inc.
4520 Main Street
Suite 930
Kansas City, MO 64111
Contact: Erika Rich
(816) 960-1333
jmjonas@avax-tech.com

                                               FOR IMMEDIATE RELEASE
                                               December 14, 1998

                    AVAX TECHNOLOGIES PRESENTS DATA AT JOINT
                                FDA-NCI WORKSHOP

      (Kansas City, MO)- AVAX Technologies, Inc. (NASDAQ:AVXT) a biopharmaceutical company focusing on cancer vaccine development, announced today that at the invitation of the Food and Drug Administration (FDA) it had presented an initial talk at a National Cancer Institute-FDA sponsored workshop on the regulation of new cancer vaccines on December 11, 1998, on the campus of the National Institutes of Health in Bethesda, Maryland.

      The FDA is actively working to develop a regulatory framework that will ensure the safety and efficacy of these vaccines, and has therefore turned to members of academia and industry for advice. AVAX presented data obtained in its development program pertaining to the manufacture and characterization of its vaccine technology.

      AVAX Technologies is an innovative and growth-oriented biopharmaceutical company specializing in the development and commercialization of novel technologies for the treatment of cancer and other life threatening diseases.

      Currently, the company is focusing its efforts on the development of immunotherapies and chemotherapies for cancer, including a tumor vaccine for stage 3 melanoma, M-Vax(TM). The vaccine, which utilizes the patient's cancer cells, attempts to stimulate the patient's immune system and eliminate the cancer. Pivotal registration clinical trials as post-surgical therapy in Stage 3 melanoma are currently underway.

      Dr. Jeffrey M. Jonas, president and chief executive officer of AVAX and former chief medical officer of Upjohn Company, commented, "We were pleased to have this opportunity to present AVAX's thoughts and progress in the area. We are hopeful that this workshop will lead to decisions that may expedite the development of cancer vaccines that AVAX and other companies are developing."

Except for statements that are historical, the statements in this release are "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and Section 29A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve significant risks and uncertainties, and in light of the significant uncertainties inherent in such statements, the inclusion of such information should not be regarded as a representation by AVAX that the objectives and plans of the company will be achieved; in fact, actual results could differ materially from those contemplated by such forward-looking statements. Many important factors affect the company's ability to achieve the stated outcomes and to successfully develop and commercialize its product candidates, including, among other things, the ability to obtain substantial additional funds, obtain and maintain all necessary patents or licenses, to demonstrate the safety and efficacy of product candidates at each state of development, to meet applicable regulatory standards and receive required regulatory approvals, to meet obligations and required milestones under its license agreements, to be capable of producing drug candidates in commercial quantities at reasonable costs, to compete successfully against other products, and to market products in a profitable manner, as well as other risks detailed from time to time in AVAX's public disclosure filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 and its Quarterly Report on Form 10-QSB for the Period Ended September 30, 1998. AVAX does not undertake any obligation to publicly release any revisions to these forward-looking statements or to reflect the occurrence of unanticipated events.

12/14/98

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